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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------

                                  FORM 8-K/A

                        AMENDMENT TO THE CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported):  November 26, 1997
                                                        -----------------

                          RENAISSANCE WORLDWIDE, INC.
                         (formerly THE REGISTRY, INC.)
               ------------------------------------------------
              (Exact name of registrant as specified in charter)

        MASSACHUSETTS                   0-28192                  04-2920563
        -------------                   -------                  ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
       of incorporation)                                     Identification No.)


189 Wells Avenue, Newton, MA                                      02159
----------------------------                                      -----
(Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code:  (617) 527-6886
                                                           --------------


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                           This is page 1 of 9 pages.
                        Exhibit Index appears on page 4.

Item 7.   Financial Statements and Exhibits.

          On December 11, 1997, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") which described the Registrant's acquisition by merger of The Hunter Group, Inc. The report indicated that the pro forma financial information required by Article 11 of Regulation S-X would be filed by an amendment to such filing. This Report on Form 8-K/A files such information.

          Financial Statements of the Acquired Businesses

          (a) The required financial statements for the three years ended December 31, 1996 and the nine month period ending September 30, 1997 with respect to the acquired business have been previously filed.

          (b) The required pro forma financial information with respect to the acquired business are included herewith.

          (c)  Exhibits:

          2.1 Agreement and Plan of Merger dated November 15, 1997 among The Registry, Inc., The Hunter Group, Inc. and Gatherer Acquisition Corp.*

          2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Hunter Merger Agreement.*

         23.1  Consent of Coopers & Lybrand, L.L.P.*

-----------------------------
* Previously filed.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              RENAISSANCE WORLDWIDE INC.


                              By: /s/ Richard L. Bugley
                                  --------------------------------------
                                  Name:  Richard L. Bugley
                                  Title: Vice President and General Counsel


Date:  February 9, 1998

                                 EXHIBIT INDEX


Exhibit No.                   Description of Exhibits                  Page
-------------                 -----------------------                  ----
    2.1        Agreement and Plan of Merger dated November 15,
               1997 (the "Merger Agreement") among The Registry,
               Inc., The Hunter Group, Inc. and Gatherer Acquisition
               Corp.*

    2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Merger Agreement.*

   23.1        Consent of Coopers & Lybrand L.L.P.*

     * Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K, dated November 26, 1997 and filed with the Securities and Exchange Commission on December 11, 1997.

                                INTRODUCTION TO
          PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS


     The following pro forma unaudited combined condensed financial statements give effect to the mergers of Renaissance Worldwide, Inc. ("RWI"), formerly The Registry, Inc., with Renaissance Solutions, Inc. ("Renaissance") and The Hunter Group, Inc. ("Hunter") in transactions to be accounted for as poolings-of-interests. The pro forma unaudited combined condensed balance sheet presents the combined financial position of RWI, Renaissance and Hunter as of September 27, 1997 assuming that the merger with Hunter had occurred as of that date based upon the historical balance sheet data of RWI (already merged with Renaissance as of July 31, 1997) and Hunter at September 27, 1997 and September 30, 1997, respectively. Upon consummation of the merger with Renaissance, Renaissance's December 31 fiscal year end was conformed to RWI's last Saturday in June year end, beginning in the year ended June 28, 1997. Subsequent to the merger with Renaissance, RWI's fiscal year end was changed to the last Saturday in December. Upon consummation of the merger with Hunter, Hunter's December 31 fiscal year end was conformed to RWI's new fiscal year end beginning in the transition period ended December 27, 1997. The pro forma unaudited combined condensed statement of income gives effect to the mergers with Renaissance and Hunter by combining the results of operations of RWI for the three months ended September 27, 1997 with the results of operations of Renaissance and Hunter for the comparable periods on a pooling-of-interests basis. The pro forma unaudited combined condensed statement of income gives effect to the merger with Renaissance by combining the results of operations of RWI for the years ended June 24, 1995, June 29, 1996 and June 28, 1997 with the results of operations of Renaissance for the years ended December 31, 1995, December 31, 1996 and June 28, 1997, respectively, on a pooling-of-interests basis. The results of operations for the six months ended December 31, 1996 (reflecting revenue of $28,215,000 and net loss of $154,000) have therefore been included in two periods and have been deducted in determining combined retained earnings at September 27, 1997. The pro forma unaudited combined condensed statement of income gives effect to the merger with Hunter by combining the results of operations of RWI for the years ended June 24, 1995, June 29, 1996, and June 28, 1997 with the results of operations of Hunter for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively, on a pooling-of-interests basis. The results of operations for the six months ended June 28, 1997 (reflecting revenue of $26,927,000 and net loss of $807,000) have therefore been omitted from the combined results of operations and have been added into the combined retained earnings at September 27, 1997. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of RWI, Renaissance and Hunter on file with the Securities and Exchange Commission.

     RWI completed three acquisitions in the three months ended September 27, 1997 which have been accounted for as purchases. RWI paid total consideration of $36.4 million for these entities with contingent consideration of up to 9.2 million which may be payable over the next four years. The primary assets recorded as a result of these acquisitions were accounts receivable and goodwill. RWI does not consider these three acquisitions to be significant to its consolidated financial position or results of operations for the periods presented above, and, accordingly, has not included the financial results of such acquired entities in the accompanying pro forma unaudited combined condensed financial statements.

     The accompanying pro forma unaudited combined condensed statement of income is not necessarily indicative of future results of operations or of the results of operations which would have actually occurred had the above transactions occurred at the beginning of the earliest period presented.

                          Renaissance Worldwide, Inc.
                          Renaissance Solutions, Inc.
                               The Hunter Group
             Pro Forma Unaudited Combined Condensed Balance Sheet
                              September 27, 1997

                                                      RWI, including
                                                       Renaissance               Hunter         Adjustments         Total
                                                   -------------------   ---------------------------------------------------
                         ASSETS
Current assets
       Cash and cash equivalents                      $         6,852      $           891                    $       7,743
       Marketable securities                                   12,434                    -                           12,434
       Accounts receivable, net                               113,669               16,824                          130,493
       Notes receivable                                         1,677                    -                            1,677
       Deferred income taxes                                    2,743                    -                            2,743
       Other current assets                                     4,683                  761                            5,444
                                                   -------------------   ---------------------------------------------------
            Total current assets                              142,058               18,476                 -        160,534
Fixed assets, net                                              18,393                1,181                           19,574
Notes receivable from officers                                    123                    -                              123
Other assets                                                   86,674                  259                           86,933
Deferred income taxes                                             136                    -                              136
                                                   -------------------   ---------------------------------------------------
            Total assets                              $       247,384      $        19,916    $            -  $     267,300
                                                   ===================   ===================================================

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
       Line of credit                                 $        10,987      $         5,171                    $      16,158
       Current portion of long-term debt                          853                  180                            1,033
       Accounts payable                                         4,710                4,083                            8,793
       Accrued salaries and wages                              12,768                2,066                           14,834
       Other accrued expenses                                  27,446                6,785            6,500          40,731
       Accrued income taxes                                       607                  356             (180)            783
       Deferred income taxes                                      947                1,003                            1,950
                                                   -------------------   ---------------------------------------------------
            Total current liabilities                          58,318               19,644            6,320          84,282
Deferred income taxes                                           1,323                    -                            1,323
Long-term debt                                                  2,281                  179                            2,460
Other liabilities                                                 535                    -                              535

Stockholders' equity
       Preferred stock                                              -                    -                                -
       Common stock                                             4,703                    1                            4,704
       Additional paid in capital                             159,885                  202                          160,087
       Notes receivable from stockholders                        (226)                (250)                            (476)
       Retained earnings                                       20,632                  135           (6,320)         14,447
       Unrealized gain on investments                              24                    -                               24
       Cumulative translation adjustment                          (91)                   5                              (86)
                                                   -------------------   ---------------------------------------------------
            Total stockholders' equity                        184,927                   93           (6,320)        178,700
                                                   -------------------   ---------------------------------------------------
                                                      $       247,384      $        19,916    $            -  $     267,300
                                                   ===================   ===================================================

                           Renaissance Worldwide, Inc.
                           Renaissance Solutions, Inc.
                                The Hunter Group
           Pro Forma Unaudited Combined Condensed Statement of Income
                      (In thousands except per share data)
                                   (Unaudited)

                                                                      Year Ended                             For the quarter ended
                                                         June 24,       June 29,            June 28,         Sept. 28,     Sept. 27,
                                                           1995           1996                1997             1996          1997
 Revenue                                                  200,233         288,882           428,258       $   89,825     $  139,762
 Cost of revenue                                          141,544         202,019           298,679           64,289         93,407
                                                       -----------     -----------       -----------      -----------    -----------
                                                           58,679          86,863           129,579           25,536         46,355
 Selling, general and administrative expenses              45,589          67,515            95,254           21,081         34,728
 Acquisition-related expenses                                   -           3,524             8,268              241         14,406
                                                       -----------     -----------       -----------      -----------    -----------
 Income from operations                                    13,090          15,824            26,057            4,214         (2,779)
 Interest and other income, net                              (693)           (605)            3,740            2,043            (17)
                                                       -----------     -----------       -----------      -----------    -----------
 Income (loss) before taxes                                12,397          15,219            29,797            6,257         (2,796)
 Income tax provision                                       3,397           7,216            15,237            2,516          4,412
                                                       -----------     -----------       -----------      -----------    -----------
 Net income (loss)                                     $    8,800      $    8,003        $   14,560       $    3,741     $   (7,208)
                                                       ===========     ===========       ===========      ===========    ===========

 Pro forma information
       Income (loss) before taxes                      $   12,397      $   15,219        $   29,797       $    6,257     $   (2,796)
       Pro forma adjustment to officers' salary                 -           2,100             1,433            1,042              -
                                                       -----------     -----------       -----------      -----------    -----------
                                                           12,397          17,319            31,230            7,299         (2,796)
       Pro forma income tax provision                       5,139           8,045            15,938            2,878          4,412
                                                       -----------     -----------       -----------      -----------    -----------
       Pro forma net income (loss)                     $    7,258      $    9,274        $   15,292       $    4,421     $   (7,208)
                                                       ===========     ===========       ===========      ===========    ===========

      Pro forma net income (loss) per share            $     0.36      $     0.43        $     0.61       $     0.18     $    (0.29)
      Weighted average common and common
         equivalent shares                                 19,908          21,336            25,000           24,116         24,829


Results of operations for the years ended June 24, 1995, June 29, 1996 and June 28, 1997 are for 52, 53 and 52 weeks respectively.

NOTES TO PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

1. The pro forma unaudited combined condensed financial statements reflect the issuance of shares of RWI's common stock for all of the outstanding shares of Renaissance's and Hunter's common stock based upon the exchange rates of .80 and 9.9543 shares of RWI's Common Stock for each share of Renaissance Common Stock and Hunter Common Stock, respectively.

      The pro forma unaudited combined condensed balance sheet presents the combined financial position of RWI (merged with Renaissance as of July 31, 1997) and Hunter as of September 27, 1997 assuming that the merger with Hunter had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of RWI and Hunter as of September 27, 1997 and September 30, 1997, respectively. The pro forma unaudited combined condensed statement of income gives effect to the merger with Renaissance by combining the results of operations of RWI for the years ended June 24, 1995, June 29, 1996 and June 28, 1997 with the results of operations of Renaissance for the years ended December 31, 1995, December 31, 1996 and June 28, 1997, respectively, on a pooling-of-interests basis. The pro forma unaudited combined condensed statement of income gives effect to the merger with Hunter by combining the results of operations of RWI for the years ended June 24, 1995, June 29, 1996, and June 28, 1997 with the results of operations of Hunter for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively, on a pooling-of-interests basis.

2. During the fiscal year ended June 28, 1997, Renaissance recognized revenues for services rendered to RWI totaling $501,000. This amount has been eliminated from the combined results of operations. There were no other material transactions between RWI, Renaissance or Hunter during any of the periods presented.

3. RWI and Hunter will incur aggregate transaction costs of approximately
   $6 to 7 million associated with the merger, primarily in the quarter ended December 27, 1997. The pro forma combined condensed balance sheet as of September 27, 1997 has been adjusted to reflect $6.5 million of these costs, the mid-point of this range, approximately $6,050,000 of which will not be deductible for corporate income tax purposes. These costs are not reflected in the pro forma unaudited combined condensed statement of income.

4. During fiscal years 1995, 1996 and a portion of 1997, RWI's America's Registry, Inc. and Shamrock Computer Resources, Ltd. subsidiaries and Renaissance's International Systems Services Corporation ("ISS") subsidiary were S Corporations not subject to corporate federal income tax. The pro forma information on the accompanying combined condensed statement of income reflects the estimated results of operations as if these entities had been subject to corporate income taxes during all periods presented (See Notes 2, 9, and 16 of RWI's Consolidated Financial Statements as well as Notes 1 and 9 of Renaissance's December 31, 1996 Consolidated Financial Statements).

5. Subsequent to its acquisition by Renaissance in December 1996, ISS contractually reduced the compensation paid to its officers from the amounts historically paid. The pro forma information in the accompanying combined condensed consolidated statement of income for the years ended June 29, 1996 and June 28, 1997 and the three months ended September 28, 1996, reflects the reduction of this compensation. The related tax effect of this adjustment has been included within the pro forma tax adjustment described in
   Note 4 above.

6. The table below sets forth the composition of the unaudited pro forma combined net revenues, net income (loss) and pro forma net income (loss) for each of the periods shown had the mergers taken place at the beginning of the period shown:

                                 Year Ended                  Three Months Ended
                      --------------------------------      --------------------
                      June 24,    June 29,    June 28,      Sept. 28,   Sept 27,
                      1995        1996        1997          1996        1997(a)
Net Revenues
RWI                   153,985     216,878      324,766      69,429      121,478
Renaissance            35,536      52,450       64,778      14,000
Hunter                 10,712      19,554       39,215       6,396       18,284
Elimination (a)                                   (501)
                      -------     -------      -------      ------      -------
Combined              200,233     288,882      428,258      89,825      139,762
                      -------     -------      -------      ------      -------

Net Income
RWI                     3,792       6,632       10,900       3,882       (6,796)
Renaissance             3,835       1,770        3,718       1,255
Hunter                  1,173        (399)         443      (1,396)        (412)
Elimination (a)                                   (501)
                      -------     -------      -------      ------      -------
Combined                8,800       8,003       14,560       3,741       (7,208)
                      -------     -------      -------      ------      -------

Pro forma net income (loss)
RWI                     2,653       5,537        9,972       3,521       (6,796)
Renaissance             3,432       4,136        5,378       2,296
Hunter                  1,173        (399)         443      (1,396)        (412)
Elimination (b)                                   (501)
                      -------     -------      -------      ------      -------
Combined                7,258       9.274       15,292       4,421       (7,208)
                      -------     -------      -------      ------      -------

(a) During the three months ended September 27, 1997, the operations of RWI and Renaissance were merged, therefore there is no breakout of the separate results of operations of these entities for this period

(b)  See Note 2 above.

   Certain reclassifications have been made to the financial statements of Renaissance and Hunter to conform to RWI's classifications.

7. The pro forma unaudited combined net income (loss) per share is based upon the weighted average number of shares of common stock and common equivalent shares outstanding of RWI, Renaissance and Hunter for each period using an exchange ratio of .80 shares of RWI Common Stock for each share of Renaissance Common Stock or each Renaissance Stock Option and an exchange ratio of 9.9543 shares of RWI Common Stock for each share of Hunter Common Stock or each Hunter Stock Option. For the quarter-ended September 1997, common equivalent shares (representing stock options) have not been included in the calculation, as such items would be dilutive due to the combined net loss of the companies.